UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2020

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 8.01 Other Events.

As previously reported, on June 3, 2020, Staffing 360 Solutions, Inc. (the “Company”) received a letter from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Rule”) for continued listing on the Nasdaq Capital Market due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity or meet the alternatives of market value of listed securities or net income from continuing operations.

In accordance with Nasdaq Listing Rules, the Company had 45 calendar days, or until July 20, 2020, to submit a plan to regain compliance with the minimum stockholders’ equity standard. On September 9, 2020, based on the Company’s submission, Nasdaq granted the Company an extension of time to regain compliance with the Rule, subject to the Company providing the Staff with certain interim progress reports.

If the Company fails to evidence compliance upon filing its annual report on Form 10-K for the period ended December 31, 2020, the Company’s common stock could be delisted. In such event, Nasdaq Listing Rules permit the Company to appeal any delisting determination to a Nasdaq Hearing Panel. Accordingly, there can be no assurance that the Company will be able to regain compliance with the Nasdaq Listing Rules or maintain its listing on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2020	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer